SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ______________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of report (Date of earliest event reported): March 23, 2005

                               ION NETWORKS, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     000-13117                 22-2413505
--------------------------------------------------------------------------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


        120 Corporate Boulevard
      South Plainfield, New Jersey                                07080
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)


(Registrant's telephone number, including area code): (908) 546-3900


--------------------------------------------------------------
(Former Name or Former Address, if Changed Since Last Report)

Form 8-K for ION NETWORKS INC

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23-Mar-2005

Press Release for Results of Operations and Financial Conditions


ITEM 2.02. Results of Operations and Financial Conditions.


                ION Networks Reports Financial Results for Year
                            Ended December 31, 2004

     SOUTH PLAINFIELD, N.J.--(BUSINESS WIRE)--March 23, 2005--ION Networks Incorporated (OTC: IONN.OB), a leading provider of solutions that secure access and administration to a wide variety of devices serving voice and data networks, announced today results for the year ended December 31, 2004.
     Net sales for the year ended December 31, 2004 were $3,616,000 compared to $3,343,000 for the previous year. Net losses incurred were $250,000 or $0.01 per share for 2004 compared to $604,000 or $0.03 per share for the year 2003.
     Gross margin grew from $2,450,000 for the year ended December 31, 2003 to $2,550,000 for 2004. This increase in gross margin was due to increased revenues offset by a slight reduction in prices. Operating expenses including selling, general & administrative expenses, research & development and depreciation & amortization expenses declined from $3,692,000 to $3,322,000 a $370,000 reduction. This improvement was due primarily to lower depreciation, facilities costs, professional services and insurances expenses. The benefits from restructuring activities declined to $181,000 for the year 2004 from $405,000 for the year ended December 31, 2003.
     "We are proud of the progress we made during 2004 particularly during the second half of the year," said Norman E. Corn, ION's Chief Executive Officer. "Though we continue to face many challenges we are excited about our opportunities in 2005."

     About ION Networks

     ION, headquartered in New Jersey, is the leading provider of products that protect network administrative interfaces from improper, unauthorized or otherwise undesirable access by either external or internal sources. ION, founded in 1982 as MicroFrame, has over 300 customers in 35 countries. There are over 50,000 ION devices currently in use today worldwide. ION distributes its products throughout the world through partnering arrangements with large well-known telecommunications and service providers, such as Avaya and AT&T and counts many Fortune 500 companies among their clients.

     More information can be obtained from www.ion-networks.com.

     Included in this release are certain "forward-looking" statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's financial performance. Such statements are based on management's current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. These statements include, but are not limited to, statements regarding the Company's plan to secure additional capital. In addition, actual future results may differ materially from those anticipated. The factors that could cause actual future results to differ materially from the forward-looking statements include the following: sales and earnings growth, ability to attract and retain personnel, technological changes, product development, competition, protection of our intellectual property, our working capital balance and our reliance on several key customers and members of our management, uncertainties relating to global political conditions, such as terrorism. Information with respect to important factors that should be considered is contained in the Company's Annual Report on Form 10-KSB, the Company's Quarterly Reports on Forms 10-QSB, and other filings and releases as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

     ION Networks(TM) is a trademark of ION Networks, Incorporated. All other trademarks and registered trademarks in this document are the properties of their respective owners.

                   ION Networks, Inc and Subsidiary
                      Consolidated Balance Sheets

                                                     December 31,
                    Assets                        2004         2003
                                              ------------------------
Current assets
 Cash and cash equivalents                       $287,437    $357,711
   Accounts receivable, less allowance for
    doubtful accounts of  $16,923 and $66,549,
    respectively                                  578,491     397,744
 Inventory, net                                   511,426     702,042
 Prepaid expenses and other current assets         78,436     128,138
                                              ------------------------
   Total current assets                         1,455,790   1,585,635

 Property and equipment, net                       11,847      57,432
    Capitalized software, net                     406,351     448,288
    Other assets                                   12,836      13,301
                                              ------------------------
 Total assets                                  $1,886,824  $2,104,656
                                              ========================

         Liabilities and Stockholders' Equity

Current liabilities
 Current portion of capital leases                      -      73,551
 Current portion of long-term debt                  2,311       2,202
 Accounts payable                                 354,602     340,740
 Accrued expenses                                 549,730     574,930
 Deferred income                                  160,212     200,305
 Sales tax payable                                  6,075      52,640
 Other current liabilities                         10,000      53,337
                                              ------------------------
 Total current liabilities                     $1,082,930  $1,297,705
                                              ------------------------

Convertible debenture - related party             204,167           -
Long term debt, net of current portion              6,942       9,441
                                              ------------------------
     Total liabilities                         $1,294,039  $1,307,146
                                              ------------------------

Commitments and contingencies

Stockholders' equity
   Preferred stock - par value $.001 per
    share; authorized 1,000,000 shares at
    December 31, 2004 and 2003; 200,000 shares
    designated Series A at December 31, 2004
    and 2003; 158,335 and 166,835 shares
    issued and outstanding at December 31,
    2004 and 2003;(Aggregate Liquidation
    Preference $285,003 and $300,303 at
    December 31, 2004 and 2003, respectively)         158         167
   Common stock - par value $.001 per share;
    authorized 50,000,000 shares at December
    31, 2004 and 2003; 22,610,500 and
    24,875,500 shares issued and outstanding
    at December 31, 2004 and 2003                  22,611      24,876
   Additional paid-in capital                  44,146,594  44,585,740
      Notes receivable from former officers             -    (486,535)
      Accumulated deficit                     (43,576,578)(43,326,738)
                                              ------------------------
Total stockholders' equity                        592,785     797,510
                                              ------------------------

                                              ========================
Total liabilities and stockholders' equity     $1,886,824  $2,104,656
                                              ========================


                   ION Networks, Inc and Subsidiary
                 Consolidated Statement of Operations

                                                      Year Ended
                                                      December 31,
                                                    2004       2003
                                                ----------------------
Net sales                                       $3,616,261 $3,342,620

Cost of sales                                    1,065,443    892,373
                                                ----------------------
 Gross Margin                                    2,550,818  2,450,247
                                                ----------------------
Research and development expenses                  598,012    503,146
Selling, general and administrative expenses     2,314,834  2,452,031
Depreciation and amortization expenses             409,485    736,694
Restructuring, asset impairments and other
 credits                                          (180,533)  (405,402)
                                                ----------------------
 Loss from operations                             (590,980)  (836,222)

 Interest income                                    25,810     19,872
 Interest income/(expense)-related party            (4,167)         -
 Interest income/(expense)                          (3,334)   (14,593)
                                                ----------------------
 Loss before income taxes                         (572,671)  (830,943)

Income tax benefit                                 322,831    227,151
                                                ----------------------

 Net Loss                                        $(249,840) $(603,792)
                                                ======================
Per share data

 Basic & Diluted                                 $   (0.01) $   (0.03)

Weighted average number of common shares
 outstanding
 Basic & Diluted                                23,294,325 23,900,500


     CONTACT: Investor/Press:
              ION Networks, Inc.
              Mark Santus, 908-546-3903
              investor-relations@ion-networks.com

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2005                                 ION NETWORKS, INC.


                                                     By: /s/ Patick E. Delaney
                                                         -----------------------
                                                         Patrick E. Delaney
                                                         Chief Financial Officer